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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 22, 2026

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On June 22, 2026, Primoris Services Corporation, a Delaware corporation (“Primoris” or the “Company”), issued a press release providing an update to its financial outlook for the full year of 2026, which it last updated in May 2026 as part of its first quarter earnings announcement, as further detailed in the press release furnished hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, the Company announced that Jeremy Kinch, the Company’s Chief Operating Officer (“COO”) departed the Company effective the same date. The COO responsibilities will primarily be managed by President and Chief Executive Officer, Koti Vadlamudi, while the Company conducts a search for a permanent successor.

Mr. Vadlamudi, 55, has served as the Company’s President and Chief Executive Officer and one of the Company’s Directors since November 2025. Prior to joining the Company, Mr. Vadlamudi spent over 30 years at Jacobs Solutions, Inc. where he held a variety of executive positions. Such positions included Executive Vice President—Advanced Facilities, Managing Director and Senior Vice President—Advanced Facilities, Regional Vice President—Buildings and Infrastructure and Downstream Operations, and President and General Manager—Canadian Upstream Oil and Gas.

Mr. Kinch’s departure is treated as a termination without cause pursuant to the terms of his existing Amended and Restated Employment Agreement with the Company dated January 7, 2025 (the “Employment Agreement”) and is not related to any financial or accounting issue or the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his departure, and as contemplated by the Employment Agreement, Mr. Kinch is expected to enter into a Release Agreement with the Company (the “Release Agreement”) to receive the severance payments and benefits applicable upon a termination without cause (outside of a change in control period) under Section 6(c) of his Employment Agreement.

Item 7.01 Regulation FD

On June 22, 2026, the Company issued a press release announcing a series of business updates including the departure of its COO, an update to its financial outlook for the full year of 2026, the award of several projects during the second quarter of 2026, an update regarding its share repurchase activity, and the Company’s upcoming investor conference participation.

A copy of the Company’s press release, dated June 22, 2026, is furnished hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated June 22, 2026, furnished herewith.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: June 22, 2026	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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